UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023

GUESS?, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

Strada Regina 44, Bioggio, Switzerland CH-6934
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +41 91 809 5000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	GES	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Thomas J. Barrack, Jr. as Director

Effective May 24, 2023, the board of directors (“Board”) of Guess?, Inc. (the “Company”) increased the size of the Board from seven to eight directors, and, upon recommendation of the Company’s Nominating and Governance Committee, appointed Thomas J. Barrack, Jr. as a member of the Board, to hold office until the 2024 annual meeting of shareholders of the Company and until his successor is duly elected and qualified or until his earlier resignation or removal. The Board has determined that Mr. Barrack is an independent director under the listing standards of the NYSE. Mr. Barrack was also named to serve on the compensation committee of the Board.

As a non-employee director, Mr. Barrack will be compensated for his service on the Board in accordance with the Company’s director compensation arrangements applicable to the Company’s non-employee directors, as more fully described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 13, 2023. In accordance with those arrangements, Mr. Barrack will receive a retainer of $35,000 per year for his service on the Board and meeting fees of $1,500 for each Board and standing Board committee meeting attended. In addition, on May 24, 2023 the Board approved an award of 9,825 shares of restricted stock for Mr. Barrack pursuant to the Company’s 2004 Equity Incentive Plan, as amended and restated. The restricted stock award is scheduled to vest, subject to Mr. Barrack’s continued service through the vesting date, on the earlier of the first anniversary of the date of grant, the Company’s annual meeting of shareholders in 2024, or a change in control of the Company.

There is no arrangement or understanding between Mr. Barrack and any other person pursuant to which Mr. Barrack was selected as a member of the Board. In addition, there are no transactions in which Mr. Barrack has an interest that are required to be disclosed under Item 404(a) of SEC Regulation S-K.

Item 7.01. Regulation FD Disclosure

On May 26, 2023, the Company issued a press release announcing Mr. Barrack’s appointment to the Board. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01 of Form 8-K is being furnished hereby and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Guess?, Inc. dated May 26, 2023

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 26, 2023	GUESS?, INC.

		By:	/s/ Carlos Alberini
Carlos Alberini Chief Executive Officer

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